Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements give effect to the acquisition by Gartner of META on April 1, 2005, and the related financings on the historical financial position and results of operations of Gartner and META. The historical financial information set forth below has been derived from, and should be read in connection with, the financial statements of Gartner and META, including the notes thereto.

     Gartner’s financial statements for the year ended December 31, 2004 are included in Gartner’s Annual Report on Form 10-K for the year ended December 31, 2004. Gartner’s financial statements for the quarter ended March 31, 2005 are included in Gartner’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. META’s financial statements for the year ended December 31, 2004 are included in META’s Annual Report on Form 10-K for the year ended December 31, 2004. META’s financial statements for the quarter ended March 31, 2005 are included herein in Exhibit 99.2.

     The pro forma financial statements give effect to the acquisition and the related financings as if the transactions had been consummated for the combined statements of operations on January 1, 2004 and for the combined balance sheet on March 31, 2005 under the purchase method of accounting.

     The allocation of the purchase price as reflected in the pro forma combined financial statements has been based upon preliminary estimates of the fair values of assets acquired and liabilities assumed. Management is currently assessing the fair values of the tangible and intangible assets acquired and liabilities assumed. This preliminary allocation of the purchase price depends upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing the unaudited pro forma combined financial statements. These valuations could change significantly upon the completion of further analyses and asset valuations from those used in the pro forma combined financial statements.

     The unaudited pro forma combined financial statements do not include liabilities resulting from planning related to the operation of Meta’s business in conjunction with that of Gartner’s following the merger and adjustments in respect of possible settlements of outstanding liabilities (other than those already included in the historical financial statements of either company), as these are not presently estimable. Amounts preliminarily allocated to goodwill may change and amounts allocated to identifiable intangible assets with definite lives may increase or decrease, which could result in a change in amortization of acquired intangible assets. The fair value of deferred revenue related to the acquired META contracts is still being finalized. Therefore, the actual amounts ultimately recorded may differ materially from the information presented in the accompanying pro forma combined financial statements.

The Acquisition

     Pursuant to the Merger Agreement, each share of META common stock outstanding at the effective time of the Merger was converted into the right to receive $10.00 in cash. On April 1, 2005, Gartner completed the acquisition of META by purchasing all of the outstanding stock and outstanding options for approximately $168.0 million in cash, plus transaction costs. The acquisition was accounted for as a purchase business combination. Under the purchase method of accounting, the costs to acquire META, including transaction costs, were allocated to the underlying net assets and liabilities based on their estimated respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets, was allocated to goodwill. An allocation of the purchase price to the net assets acquired, including identifiable intangible assets, has been made based on a preliminary valuation by an independent third party. Additional information may require Gartner to revise the purchase price allocation in the future.

Exhibit 99.3

     Management expects that the Meta acquisition will result in increased efficiencies and opportunities for the combined company. These opportunities include increased coverage and customer penetration through leveraging a larger sales force and expected cost synergies. The future combined company results will not reflect the historical combined company results of both entities. Future research revenues are expected to be lower on a combined company basis as a result of expected customer overlap and future consulting revenues are expected to be lower on a combined company basis as a result of exiting certain practices. In addition, the future general & administrative expenses are expected to be lower on a combined company basis as a result of the expected cost synergies. The net financial impact of these matters has not been reflected in the accompanying pro forma financial statements. Certain adjustments will be made to the assets and liabilities acquired to be consistent with the application of Gartner’s policies. Achievement of any of the expected cost savings and synergies is subject to substantial risks and uncertainties and no assurance can be given that such cost savings or synergies will be achieved.

Revenue and Expense Recognition

     Gartner will recognize revenue associated with the fulfillment of the acquired META contracts, consistent with Gartner standard revenue recognition methodology, ratably over the contract term, which is typically twelve months, or upon the completion of the related event. All direct costs associated with the fulfillment of the acquired META contracts will be expensed over the period in which the related revenues are recognized. Gartner’s ultimate cost to fulfill the deferred revenue obligation related to the acquired META contracts is still being finalized. The accompanying pro forma financial statements reflect Gartner’s current estimate of the costs required to fulfill their obligation. If this estimate is revised, it will result in a change to the revenues recognized by Gartner post-acquisition, which would impact Gartner’s future operating income and net income.

Exhibit 99.3

GARTNER, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

					Pro forma
	Consolidated	META			Combined
	Gartner,	Group,	Pro forma		Gartner,
	Inc.	Inc.	Adjustments		Inc.
	(a)	(b)
Revenues:
Research	$480,486	$70,563	$		$551,049
Consulting	259,419	60,556			319,975
Events	138,393	4,647			143,040
Other	15,523	5,735			21,258

Total revenues	893,821	141,501			1,035,322
Costs and expenses:
Cost of services and product development	434,499	72,907			507,406
Selling, general and administrative	349,834	60,992			410,826
Depreciation	27,650	2,645	(1,693)	(c)	28,602
Amortization of intangibles	687	2,100	14,434	(d)	17,221
Goodwill impairment	2,711	—			2,711
Merger costs	—	2,329	(326)	(e)	2,003
Other charges	35,781	2,171			37,952

Total costs and expenses	851,162	143,144	12,415		1,006,721

Operating income (loss)	42,659	(1,643)	(12,415)		28,601
(Loss) gain from investments	(2,958)	(154)			(3,112)
Interest (expense), net	(1,317)	—	(5,671)	(f),(g)	(6,988)
Other (expense), net	(3,922)	131			(3,791)

Income (loss) before income taxes	34,462	(1,666)	(18,086)		14,710
Provision (benefit) for income taxes	17,573	420	(7,347)	(h)	10,646
Minority interest in income of consolidated subsidiary	—	77			77

Net income (loss)	$16,889	$(2,163)	$(10,739)		$3,987

Income (loss) per common share:
Basic	$0.14	$(0.16)			$0.03
Diluted	$0.13	$(0.16)			$0.03

Weighted average shares outstanding
Basic	123,603	13,865			123,603
Diluted	126,326	13,865			126,326

(a)	Reflects Gartner’s consolidated statement of operations.

(b)	Reflects META’s statement of operations. Certain balances have been reclassified to conform to Gartner presentation, as follows: Research revenue reflects an adjustment of ($18.3) million to reclassify strategic advisory service revenue of $13.7 million to the consulting segment and to reclassify $4.6 million of sponsorship revenue to the events segment. Both Consulting revenue and cost of services/product development reflect increases of $2.6 million for the reclassification of billable travel and entertainment that were previously included in separate revenue and expense income statement line items of META.

(c)	The depreciation expense adjustment reflects the write down of software, property, equipment and leasehold improvements to estimated fair value based on an average depreciable life of one to two years.

(d)	Amortization of intangibles reflects the preliminary allocation of the purchase price to intangible assets with the following estimated lives: content/intellectual property, 18 months; databases, one to two years; and customer relationships, three to five years.

(e)	To reverse nonrecurring expenses included in the historical financial statements of META that are directly attributable to the acquisition by Gartner.

(f)	The interest expense adjustment of $2.9 million is based upon the incremental borrowing of $67.0 million from the revolver at the interest rate of 4.36% as of April 1, 2005. A 1/8 percent increase in this variable interest rate would result in an increase in pro forma interest expense of $0.1 million.

(g)	The interest income adjustment of $2.7 million was based upon the use of the cash balance of $100.0 million for the purchase of META at an estimated reinvestment rate of 2.75%.

(h)	The tax (benefit) reflects the effect of the pro forma adjustments using the statutory rates in the various tax jurisdictions.

Exhibit 99.3

GARTNER, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 2005
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

					Pro forma
	Consolidated	META			Combined
	Gartner,	Group,	Pro forma		Gartner,
	Inc.	Inc.	Adjustments		Inc.
	(a)	(b)
Revenues:
Research	$125,196	$17,007	$		$142,203
Consulting	64,010	14,265			78,275
Events	8,055	790			8,845
Other	2,563	1,100			3,663

Total revenues	199,824	33,162			232,986
Costs and expenses:
Cost of services and product development	95,278	18,774			114,052
Selling, general and administrative	91,546	13,822			105,368
Depreciation	6,079	516	(365)	(c)	6,230
Amortization of intangibles	28	648	3,011	(d)	3,687
Merger costs	—	9,937	(9,937)	(e)	—
META integration charges	3,405	—			3,405
Other charges	14,274	—			14,274

Total costs and expenses	210,610	43,697	(7,291)		247,016

Operating income (loss)	(10,786)	(10,535)	7,291		(14,030)
(Loss) gain from investments	(5,106)	—			(5,106)
Interest (expense), net	(1,345)	—	(1,417)	(f),(g)	(2,762)
Other (expense) income, net	(304)	93			(211)

(Loss) income before income taxes	(17,541)	(10,442)	5,874		(22,109)
(Benefit) provision for income taxes	(2,834)	146	(916)	(h)	(3,604)

Net (loss)	$(14,707)	$(10,588)	$6,790		$(18,505)

Income (loss) per common share:
Basic	$(0.13)	$(0.69)			$(0.17)
Diluted	$(0.13)	$(0.69)			$(0.16)

Weighted average shares outstanding
Basic	111,324	15,302			111,324
Diluted	112,416	15,302			112,416

(a)	Reflects Gartner’s consolidated statement of operations.

(b)	Reflects META’s statement of operations. Certain balances have been reclassified to conform to Gartner presentation, as follows: Research revenue reflects an adjustment of ($3.8) million to reclassify strategic advisory service revenue of $3.0 million to the consulting segment and to reclassify $0.8 million of sponsorship revenue to the events segment. Both Consulting revenue and cost of services/product development reflect increases of $0.6 million for the reclassification of billable travel and entertainment that were previously included in separate revenue and expense income statement line items of META.

(c)	The depreciation expense adjustment reflects the write down of software, property, equipment and leasehold improvements to estimated fair value based on an average depreciable life of one to two years.

(d)	Amortization of intangibles reflects the preliminary allocation of the purchase price to intangible assets with the following estimated lives: content/intellectual property, 18 months; databases, one to two years; and customer relationships, three to five years.

(e)	To reverse nonrecurring expenses included in the historical financial statements of META that are directly attributable to the acquisition by Gartner.

(f)	The interest expense adjustment of $0.8 million is based upon the incremental borrowing of $67.0 million from the revolver at the interest rate of 4.36% as of April 1, 2005. A 1/8 percent increase in this variable interest rate would result in an increase in pro forma interest expense of $0.01 million.

(g)	The interest income adjustment of $0.6 million was based upon the use of the cash balance of $100.0 million for the purchase of META at an estimated reinvestment rate of 2.75%.

(h)	The tax (benefit) reflects the effect of the pro forma adjustments using the statutory rates in the various tax jurisdictions.

Exhibit 99.3

GARTNER, INC.
PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2005
(UNAUDITED, IN THOUSANDS)

					Combined
	Consolidated	META			Pro forma
	Gartner,	Group,	Pro forma		Gartner,
	Inc.	Inc.	Adjustments		Inc.
	(a)	(b)
Assets
Current assets:
Cash and cash equivalents	$158,721	$15,144	$(102,761)	(c)	$71,104
Fees receivable, net	233,284	32,259	—		265,543
Deferred commissions	32,015	3,018	(3,018)	(d)	32,015
Prepaid expenses and other current assets	39,850	5,020	(263)	(e)	44,607

Total current assets	463,870	55,441	(106,042)		413,269
Property, equipment and leasehold improvements, net	61,333	3,833	(2,500)	(f)	62,666
Goodwill	229,994	16,650	(16,650)	(g)	412,192
			182,198	(h)
Intangible assets, net	257	7,914	(7,914)	(g)	31,657
			31,400	(i)
Other assets	73,668	1,849	(6,530)	(c)	74,572
	—	—	5,585	(j)

Total Assets	$829,122	$85,687	$79,547		$994,356

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$148,499	$22,649	$31,052	(k)	$207,969
	—	—	5,770	(j)
Deferred revenues	333,704	48,762	(12,191)	(l)	370,276
Notes and current portion of long-term debt	40,000	949	67,000	(m)	107,949

Total current liabilities	522,203	72,360	91,631		686,194
Long term debt	140,000	—	—		140,000
Other liabilities	51,406	1,243	—		52,649

Total Liabilities	713,609	73,603	91,631		878,843

Stockholders’ Equity
Common stock	75	161	(161)	(n)	75
Additional paid-in capital	484,565	74,679	(74,679)	(n)	484,565
Unearned compensation, net	(5,551)	—	—		(5,551)
Accumulated other comprehensive income, net	8,887	512	(512)	(n)	8,887
Accumulated earnings	175,383	(62,948)	62,948	(n)	175,383
Treasury stock, at cost	(547,846)	(320)	320	(n)	(547,846)

Total Stockholders’ Equity	115,513	12,084	(12,084)		115,513

Total Liabilities and Stockholders’ Equity	$829,122	$85,687	$79,547		$994,356

(a)	Reflects Gartner’s consolidated balance sheet.

(b)	Reflects META consolidated balance sheet. Certain balances have been reclassified to conform to the Gartner presentation, as follows:
Fees receivable, net reflects an adjustment of $(1.1) million to reclassify distributor accounts receivable to other current assets, and restricted cash of $1.7 million has been included in other current assets. In addition, $0.8 million of tax payables has been reclassified from other liabilities to accrued liabilities.

(c)	Reflects the net of: (1) the cash consideration paid for META of $176.3 million, including $8.1 million in direct closing costs, of which $6.5 million was paid prior to March 31, 2005; and (2) $67.0 million borrowed under Gartner’s revolving credit facility.

(d)	Reflects writeoff of META deferred commissions.

(e)	Reflects writeoff of nonrefundable security deposits and other prepaids.

EXHIBIT 99.3

(f)	Reflects writedown of software, property, equipment, and leasehold improvements to estimated fair value.

(g)	Reflects writeoff of META goodwill and intangible assets.

(h)	Includes the preliminary purchase price allocation to goodwill. Goodwill represents the excess of cash paid over net assets acquired. The estimated value allocated to goodwill was based on the excess of the purchase price over the preliminary fair values of other identifiable tangible and intangible assets acquired. However, this allocation is preliminary and may change, subject to the final valuation from a third party. The final allocation of the purchase price could differ materially from the estimated allocation used for pro forma purposes, and any change in the attribution of the purchase price to amortizable intangible assets would result in a change to the amortization expense reflected in the pro forma statements of operations. A reconcilation of goodwill related to META follows:

Cash consideration paid:		$176,291
Assets acquired	92,327
Less: Liabilities assumed	(67,183)

Net assets acquired		25,144

Excess of purchase price over net assets acquired:		151,147
Accrued liabilities booked under EITF 95-3		31,051

Goodwill		$182,198

(i)	Reflects the preliminary allocation of purchase price to intangible assets, as follows:

Content/intellectual property	$17,100
Customer relationships	10,800
Databases	3,500

$31,400

(j)	Reflects adjustment to record noncurrent deferred tax assets and current deferred tax liabilities.

(k)	Reflects liabilities for severance, lease and contract terminations, and other accruals under Emerging Issue Task Force (EITF) Issue 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” The detail of the accrual is as follows:

Lease terminations:	$15,383
Severance and benefits:	11,251
Contract terminations	3,002
Costs to exit certain activities	1,415

$31,051

(l)	Reflects adjustment to reduce META deferred revenue to Gartner’s estimated cost to fulfill plus a normal profit margin.

(m)	Represents $67.0 million of debt borrowed under the revolving credit facility on April 1, 2005. The revolving credit facility bears interest equal to LIBOR plus an applicable margin which varies based on specified leverage ratios. The interest rate on April 1, 2005 was 4.36%.

(n)	Reflects the elimination of META capital accounts.